News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: Oct. 31, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports Strong Third-Quarter 2016 Financial Results

•	Continued Solid Financial Performance; Increasing Fee-Based Revenue; Cost Reductions

•	3Q 2016 Cash Flow from Operations of $676 million, Up $71 million or 12%

•	3Q 2016 Net Income of $326 million, Up $520 million

•	3Q 2016 Adjusted EBITDA of $1.189 billion, Up $89 million or 8%

•	Coverage Ratio of 1.08x Driven by Distributable Cash Flow of $795 million, Up $41 million or 5%

•	Revised 2017 Capital Expenditure Guidance Related Primarily to Atlantic Sunrise Project Timing

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced its financial results for the three and nine months ended Sept. 30, 2016.

Summary Financial Information	3Q		YTD
Amounts in millions, except per-unit amounts. Per unit amounts are reported on a diluted basis. All amounts are attributable to Williams Partners L.P.	2016	2015	2016	2015

GAAP Measures
Cash Flow from Operations	$676	$605	$2,341	$2,098
Net income (loss)	$326	($194)	$286	$195
Net income (loss) per common unit	$0.42	($0.32)	($0.32)	($0.50)

Non-GAAP Measures (1)
Adjusted EBITDA	$1,189	$1,100	$3,314	$3,025
DCF attributable to partnership operations	$795	$754	$2,271	$2,101
Cash distribution coverage ratio	1.08x	1.04x	1.04x	0.97x

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

Third-Quarter 2016 Financial Results

Williams Partners reported third-quarter 2016 unaudited net income of $326 million, compared to a $194 million net loss from third-quarter 2015. The favorable change was driven by the absence of $461 million of impairments of equity-method investments recognized in 2015. The improvement also reflected higher olefins margins at our Geismar plant, lower operating and maintenance (O&M) and selling, general and administrative (SG&A) expenses, and higher service revenues associated with expansion projects, partially offset by a $32 million additional loss associated with the completion of the sale of our Canadian operations and expensed project development costs.

Year-to-date, Williams Partners reported unaudited net income of $286 million, a $91 million increase over the same time period in 2015. The favorable change was driven by lower impairments of equity-method investments, higher service revenues, an increase in olefins margins associated with our Geismar plant, decreases in O&M and SG&A expenses, and higher equity earnings. These favorable changes were partially offset by increased property-impairment charges and the additional loss on sale associated with our Canadian operations, the absence of $126 million of insurance recoveries, and higher interest incurred.

Williams Partners reported third-quarter 2016 Adjusted EBITDA of $1.189 billion, an $89 million increase over third-quarter 2015. The increase is due primarily to $37 million higher fee-based revenues, $33 million higher olefins margins and $21 million lower O&M and SG&A expenses.

Year-to-date, Williams Partners reported Adjusted EBITDA of $3.314 billion, an increase of $289 million over the same nine-month reporting period in 2015. The increase is due primarily to $108 million of higher olefins margins, $99 million of higher fee-based revenues, $83 million of lower O&M and SG&A expenses and $50 million of higher proportional EBITDA from joint ventures. Partially offsetting these increases was a $19 million unfavorable change in foreign currency exchange gains and losses related to our former Canadian operations divested in September 2016.

Distributable Cash Flow and Distributions

For third-quarter 2016, Williams Partners generated $795 million in distributable cash flow (DCF) attributable to partnership operations, compared with $754 million in DCF attributable to partnership operations for the same period last year. The $41 million increase in DCF for the quarter was driven by an $89 million increase in Adjusted EBITDA, partially offset by $25 million higher interest expense. For third-quarter 2016, the cash distribution coverage was 1.08x.

Year-to-date, Williams Partners generated $2.271 billion in DCF, an increase of $170 million over the same period in 2015. The increase was due to a $289 million increase in Adjusted EBITDA partially offset by $100 million higher interest expense. Year-to-date, the cash distribution coverage was 1.04x.

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders payable on Nov. 14, 2016 to unitholders of record at the close of business on Nov. 4, 2016.

In August 2016, Williams reinvested $250 million via a private placement to purchase WPZ common units pursuant to its previously announced plans.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“With Adjusted EBITDA growth across all five of the partnership’s operating areas and increased distributable cash flow achieved by Williams Partners, our strong third-quarter results highlighted once again the effectiveness of our strategy and how well-positioned we are to capture natural gas demand growth now and in the future.

“Our recent accomplishments reflect disciplined execution against our business plan. The new Kodiak, Gunflint and Rock Springs facilities all contributed to our growth in the third quarter. Despite the expanding number of major projects recently placed in-service, we reduced expenses on a year-to-date basis. We also completed win-win contract renegotiations with our customer Chesapeake and completed the sale of our Canadian businesses as we continue to take decisive actions to position our company for predictable growth.

“Our future growth is also visible in the number of projects now under construction. After receiving the necessary permits to begin construction, we began work in the third quarter on Dalton, Virginia Southside II and Phase 1 of Hillabee. Construction on our New York Bay Expansion project began this month while construction also continues on our Gulf Trace project. We are aiming to place all of these Transco-expansion projects into service next year.”

Business Segment Results

Williams Partners	Modified and Adjusted EBITDA
Amounts in millions	3Q 2016	3Q 2016		3Q 2015	3Q 2015		YTD 2016			YTD 2015
	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Atlantic-Gulf	$416	$11	$427	$414	$—	$414	$1,149	$42	$1,191	$1,138	$—	$1,138
Central	176	70	246	163	67	230	467	251	718	456	224	680
NGL & Petchem Services	104	32	136	85	—	85	(104)	377	273	249	(124)	125
Northeast G&P	208	6	214	189	19	208	638	11	649	557	52	609
West	166	—	166	169	(8)	161	479	4	483	480	(7)	473
Other	—	—	—	1	1	2	—	—	—	11	(11)	—

Total	$1,070	$119	$1,189	$1,021	$79	$1,100	$2,629	$685	$3,314	$2,891	$134	$3,025

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling these measures to net income are included in this news release.

Atlantic-Gulf

Atlantic-Gulf operating area includes the Transco interstate gas pipeline and 41 percent interest in Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude oil production and handling and transportation in the Gulf Coast region. These operations include a 51 percent consolidated interest in Gulfstar One, a 50 percent equity method interest in Gulfstream and a 60 percent equity-method interest in the Discovery pipeline and processing system.

Atlantic-Gulf reported Modified EBITDA of $416 million for third-quarter 2016, compared with $414 million for third-quarter 2015. Adjusted EBITDA increased by $13 million to $427 million for the same time period. The increase in Modified EBITDA is due primarily to $31 million higher fee-based revenues from both offshore gathering and processing operations (including the new Gunflint and Kodiak facilities) as well as Transco’s new expansion projects. Substantially offsetting the higher fee-based revenues were $20 million in higher O&M expenses primarily related to pipeline safety testing activities as well as expensed project development costs.

Year-to-date, Atlantic-Gulf reported Modified EBITDA of $1.149 billion, an increase of $11 million over the same time period in 2015. Adjusted EBITDA increased $53 million to $1.191 billion. The increase in Modified EBITDA was due primarily to $27 million higher fee-based revenues from both Transco’s new expansion projects as well as offshore gathering and processing operations (including the new Gunflint and Kodiak facilities) and $25 million higher proportional EBITDA from Discovery due to increased contributions from Keathley Canyon Connector. Modified EBITDA was also unfavorably impacted by potential rate refunds associated with litigation, severance-related costs, and project development costs, all of which are excluded from Adjusted EBITDA.

Central

The Central operating area includes operations that were previously part of the former Access Midstream segment located in Louisiana, Texas, Arkansas and Oklahoma. These operations became the Central operating area effective Jan. 1, 2016 and prior-period segment disclosures have been recast for this change. Central provides gathering, treating and compression services to producers under long-term, fee-based contracts. The segment also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region.

The Central operating area reported Modified EBITDA of $176 million for third-quarter 2016, an increase of $13 million from third-quarter 2015. Adjusted EBITDA increased by $16 million to $246 million. The increase is due primarily to $20 million lower O&M and SG&A expenses partially offset by lower fee-based revenues.

Year-to-date, the Central operating area reported Modified EBITDA of $467 million, an increase of $11 million from the same nine-month reporting period in 2015. Adjusted EBITDA increased $38 million to $718 million. The increase in Modified EBITDA was due primarily to $63 million of lower O&M and SG&A expenses due to cost reduction efforts and the absence of certain merger and transition costs in the prior year partially offset by lower fee-based revenues and a $48 million impairment charge in the second quarter of 2016 related to a gathering system. Adjusted EBITDA excludes the impairment charge and benefits from the absence of prior-year merger and transition costs, as well as estimated minimum volume commitments.

NGL & Petchem Services

NGL & Petchem Services operating area includes an 88.5 percent undivided ownership interest in an olefins production facility in Geismar, Louisiana, along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50 percent equity-method interest in Overland Pass Pipeline. Prior to the sale of all of our Canadian-based assets effective Sept. 23, 2016, this segment included midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 261 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility at Redwater.

NGL & Petchem Services operating area reported Modified EBITDA of $104 million for third-quarter 2016, compared with $85 million for third-quarter 2015. Adjusted EBITDA increased by $51 million to $136 million. The $19 million increase in Modified EBITDA was due primarily to $33 million higher olefins margins and $8 million higher fee-based revenues. Geismar olefins margins for third-quarter 2016 reflected enhanced operational production levels and improved ethylene prices. Partially offsetting these increases was a $32 million additional loss associated with the completion of the sale of Canadian operations, which is excluded from Adjusted EBITDA.

Year-to-date, NGL & Petchem Services operating area reported Modified EBITDA of ($104) million compared with $249 million during the same time period in 2015. Adjusted EBITDA increased $148 million to $273 million. The decrease in Modified EBITDA was due primarily to a second quarter 2016 non-cash impairment charge of $341 million associated with our former Canadian operations, the additional loss associated with the sale, and the absence of $126 million business interruption proceeds. Partially offsetting these unfavorable items were $108 million favorable olefins margins at Geismar and $38 million favorable fee-based revenues due primarily to new fees associated with Williams’ Canadian offgas processing plant that came online in first quarter 2016. Adjusted EBITDA excludes the impairment charge, additional loss on sale and insurance proceeds.

Northeast G&P

Northeast G&P operating area includes the Susquehanna Supply Hub, Ohio Valley Midstream, Marcellus South, Bradford and Utica midstream gathering and processing operations as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4 percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream. The Marcellus South, Bradford and Utica midstream gathering and processing operations that were previously within the former Access Midstream segment became part of Northeast G&P effective Jan. 1, 2016 and prior period segment disclosures have been recast for this change.

Northeast G&P operating area reported Modified EBITDA of $208 million for third-quarter 2016, compared with $189 million for third-quarter 2015. Adjusted EBITDA increased $6 million to $214 million. The $19 million increase in Modified EBITDA was due primarily to $14 million of higher fee-based revenues.

Year-to-date, Northeast G&P operating area reported Modified EBITDA of $638 million, an increase of $81 million over the same period in 2015. Adjusted EBITDA increased $40 million to $649 million. The increase in Modified EBITDA is due primarily to higher fee-based revenues, lower O&M expenses, increased proportional Modified EBITDA of equity-method investments and the absence of certain 2015 impairment charges. Adjusted EBITDA excludes the prior year impairment charges.

West

West operating area includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West operating area reported Modified EBITDA of $166 million for third-quarter 2016, compared with $169 million for third-quarter 2015. Adjusted EBITDA of $166 million is $5 million higher than the same period in 2015. The $3 million decrease in Modified EBITDA was due primarily to the absence of an $8 million insurance settlement recorded in 2015 and lower fee-based revenues, substantially offset by $7 million lower O&M and SG&A expenses. Adjusted EBITDA excludes the effect of the 2015 insurance settlement.

Year-to-date, the West operating area reported Modified EBITDA of $479 million compared with $480 million over the same period in 2015. Adjusted EBITDA of $483 million is $10 million higher than the same period in 2015 due primarily to lower O&M and SG&A expenses.

Revised 2017 Growth Capital Guidance Related Primarily to Atlantic Sunrise Project Timing

Williams Partners is revising its 2017 growth capital guidance amounts due primarily to the shift in Transco and related Northeast G&P growth spending caused by the revised Atlantic Sunrise in-service date, as well as new projects and other changes. As discussed in its press release dated Oct. 28, 2016, Williams Partners expects partial Atlantic Sunrise service to begin during the second half of 2017 and is now targeting full in-service during mid-2018. Consistent with prior financial practice, Williams Partners’ financial plan further risks these project cash flows by approximately six months. The following guidance range represents both the targeted in-service date and the further risked in-service date: total 2017 growth capital and investment expenditures are expected to be between $2.1 billion and $2.8 billion, including total 2017 growth capital for Transco, which is expected to be between $1.4 billion and $1.9 billion.

Third-Quarter 2016 Materials to be Posted Shortly; Q&A Webcast Scheduled for This Morning

Williams Partners’ third-quarter 2016 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package.

Williams and Williams Partners plan to jointly host a Q&A live webcast today, Oct. 31, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 364-3105. International callers should dial (719) 8325-2228. The conference ID is 6961753. A link to the webcast, as well as replays of the webcast, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its third-quarter 2016 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale U.S. natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

Expected levels of cash distributions with respect to general partner interests, incentive distribution rights and limited partner interests;

Our and our affiliates’ future credit ratings;

Amounts and nature of future capital expenditures;

Expansion of our business and operations;

Financial condition and liquidity;

Business strategy;

Cash flow from operations or results of operations;

Seasonality of certain business components;

Natural gas, natural gas liquids, and olefins prices, supply, and demand;

Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

Whether we will be able to effectively execute our financing plan including the receipt of anticipated levels of proceeds from planned asset sales;

Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers)

The strength and financial resources of our competitors and the effects of competition;

Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

Our ability to successfully expand our facilities and operations;

Development of alternative energy sources;

Availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions;

The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

Changes in maintenance and construction costs;

Changes in the current geopolitical situation;

Our exposure to the credit risk of our customers and counterparties;

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

The amount of cash distributions from, and capital requirements of, our investments and joint ventures in which we participate;

Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

Acts of terrorism, including cybersecurity threats and related disruptions;

Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors discussed below in addition to the other information in this report. If any of the following risks were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and unitholders could lose all or part of their investment.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on Feb. 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our office or from our website at www.williams.com

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	Ist Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	Ist Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Neţ income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79	$(77)	$351	$353
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(6)	(85)
Interest expense	192	203	205	211	811	229	231	229	689
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(104)	(302)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	—	112
Other investing (income) loss	(1)	—	—	(1)	(2)	—	(1)	(28)	(29)
Proporţional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	194	574
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	426	1,293
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7	9	8	24

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,070	2,629
Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60	64	70	194
Severance and related costs	—	—	—	—	—	25	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
Merger and transition related expenses	32	14	2	2	50	5	—	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Share of impairment at equity-method investment	8	1	17	7	33	—	—	6	6
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Impairment of certain assets	3	24	2	116	145	—	389	—	389
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105	461	119	685

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060	1,065	1,189	3,314
Maintenance capital expenditures(1)	(54)	(80)	(114)	(114)	(362)	(58)	(75)	(121)	(254)
Interest expense (cash portion)(2)	(204)	(207)	(219)	(214)	(844)	(241)	(245)	(244)	(730)
Cash taxes	(1)	—	—	—	(1)	—	—	—	—
Income attributable to noncontrolling interests(3)	(23)	(32)	(27)	(29)	(111)	(29)	(13)	(31)	(73)
WPZ restricted stock unit non-cash compensation	7	6	7	7	27	7	5	2	14
Plymouth incident adjustment	4	6	7	4	21	—	—	—	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739	737	795	2,271

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725	$725	$734	$2,184

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02	1.02	1.08	1.04

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11	(0.11)	0.48	0.16

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

(2)	Includes proportionate share of interest expense of equity investments.

(3)	Excludes allocable share of impairment of goodwill and certain EBITDA adjustments.

(4)	In order to exclude the impact of the IDR waiver Associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016. Cash distributions for the third quarter of 2016 have been increased to exclude the impact of the $150 million IDR waiver associated with the sale of our Canadian operations.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	Ist Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	Ist Qtr	2nd Qtr	3rd Qtr	Year
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157	$134	$176	$467
Northeast G&P	185	183	189	196	753	214	216	208	638
Atlantic-Gulf	335	389	414	385	1,523	376	357	416	1,149
West	161	150	169	77	557	155	158	166	479
NGL & Petchem Services	6	158	85	72	321	53	(261)	104	(104)
Other	(3)	13	1	(2)	9	—	—	—	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,070	$2,629

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	$64	$70	$194
Severance and related costs	—	—	—	—	—	6	—	—	6
ACMP Merger and transition costs	30	14	2	2	48	3	—	—	3
Impairment of certain assets	—	3	—	8	11	—	48	—	48

Total Central adjustments	85	72	67	(165)	59	69	112	70	251
Northeast G&P
Severance and related costs	—	—	—	—	—	3	—	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—	—	6	6
ACMP Merger and transition costs	—	—	—	—	—	2	—	—	2
Impairment of certain assets	3	21	2	6	32	—	—	—	—

Total Northeast G&P adjustments	11	22	19	13	65	5	—	6	11
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
Severance and related costs	—	—	—	—	—	8	—	—	8
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Impairment of certain assets	—	—	—	5	5	—	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23	8	11	42
West
Severance and related costs	—	—	—	—	—	4	—	—	4
Impairment of certain assets	—	—	—	97	97	—	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—

Total West adjustments	1	—	(8)	98	91	4	—	—	4
NGL & Petchem Services
Impairment of certain assets	—	—	—	—	—	—	341	—	341
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Severance and related costs	—	—	—	—	—	4	—	—	4
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4	341	32	377
Other
ACMP Merger-related expenses	2	—	—	—	2	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—

Total Other adjustments	2	(14)	1	1	(10)	—	—	—	—

Total Adjustments	$100	$(45)	$79	$(48)	$86	$105	$461	$119	$685

Adjusted EBITDA:
Central	$218	$232	$230	$219	$899	$226	$246	$246	$718
Northeast G&P	196	205	208	208	818	219	216	214	649
Atlantic-Gulf	335	389	414	390	1,528	399	365	427	1,191
West	162	150	161	175	648	159	158	166	483
NGL & Petchem Services	7	33	85	72	197	57	80	136	273
Other	(1)	(1)	2	(1)	(1)	—	—	—	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$1,189	$3,314

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2016

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79	$(77)	$351	$353
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(6)	(85)
Interest expense	192	203	205	211	811	229	231	229	689
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(104)	(302)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	—	112
Other investing (income) loss	(1)	—	—	(1)	(2)	—	(1)	(28)	(29)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	194	574
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	426	1,293
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7	9	8	24

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,070	2,629
Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60	64	70	194
Severance and related costs	—	—	—	—	—	25	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
Merger and transition related expenses	32	14	2	2	50	5	—	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Share of impairment at equity-method investment	8	1	17	7	33	—	—	6	6
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Impairment of certain assets	3	24	2	116	145	—	389	—	389
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105	461	119	685

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060	1,065	1,189	3,314
Maintenance capital expenditures (1)	(54)	(80)	(114)	(114)	(362)	(58)	(75)	(121)	(254)
Interest expense (cash portion) (2)	(204)	(207)	(219)	(214)	(844)	(241)	(245)	(244)	(730)
Cash taxes	(1)	—	—	—	(1)	—	—	—	—
Income attributable to noncontrolling interests (3)	(23)	(32)	(27)	(29)	(111)	(29)	(13)	(31)	(73)
WPZ restricted stock unit non-cash compensation	7	6	7	7	27	7	5	2	14
Plymouth incident adjustment	4	6	7	4	21	—	—	—	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739	737	795	2,271

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725	$725	$734	$2,184

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02	1.02	1.08	1.04

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11	(0.11)	0.48	0.16

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

(2)	Includes proportionate share of interest expense of equity investments.

(3)	Excludes allocable share of impairment of goodwill and certain EBITDA adjustments.

(4)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016. Cash distributions for the third quarter of 2016 have been increased to exclude the impact of the $150 million IDR waiver associated with the sale of our Canadian operations.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157	$134	$176	$467
Northeast G&P	185	183	189	196	753	214	216	208	638
Atlantic-Gulf	335	389	414	385	1,523	376	357	416	1,149
West	161	150	169	77	557	155	158	166	479
NGL & Petchem Services	6	158	85	72	321	53	(261)	104	(104)
Other	(3)	13	1	(2)	9	—	—	—	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,070	$2,629

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	$64	$70	$194
Severance and related costs	—	—	—	—	—	6	—	—	6
ACMP Merger and transition costs	30	14	2	2	48	3	—	—	3
Impairment of certain assets	—	3	—	8	11	—	48	—	48

Total Central adjustments	85	72	67	(165)	59	69	112	70	251
Northeast G&P
Severance and related costs	—	—	—	—	—	3	—	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—	—	6	6
ACMP Merger and transition costs	—	—	—	—	—	2	—	—	2
Impairment of certain assets	3	21	2	6	32	—	—	—	—

Total Northeast G&P adjustments	11	22	19	13	65	5	—	6	11
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
Severance and related costs	—	—	—	—	—	8	—	—	8
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Impairment of certain assets	—	—	—	5	5	—	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23	8	11	42
West
Severance and related costs	—	—	—	—	—	4	—	—	4
Impairment of certain assets	—	—	—	97	97	—	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—

Total West adjustments	1	—	(8)	98	91	4	—	—	4
NGL & Petchem Services
Impairment of certain assets	—	—	—	—	—	—	341	—	341
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Severance and related costs	—	—	—	—	—	4	—	—	4
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4	341	32	377
Other
ACMP Merger-related expenses	2	—	—	—	2	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—

Total Other adjustments	2	(14)	1	1	(10)	—	—	—	—

Total Adjustments	$100	$(45)	$79	$(48)	$86	$105	$461	$119	$685

Adjusted EBITDA:
Central	$218	$232	$230	$219	$899	$226	$246	$246	$718
Northeast G&P	196	205	208	209	818	219	216	214	649
Atlantic-Gulf	335	389	414	390	1,528	399	365	427	1,191
West	162	150	161	175	648	159	158	166	483
NGL & Petchem Services	7	33	85	72	197	57	80	136	273
Other	(1)	(1)	2	(1)	(1)	—	—	—	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$1,189	$3,314

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226	$1,210	$1,252	$3,688
Product sales	519	599	560	518	2,196	428	530	655	1,613

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654	1,740	1,907	5,301
Costs and expenses:
Product costs	463	494	426	396	1,779	317	403	463	1,183
Operating and maintenance expenses	380	431	394	420	1,625	382	386	385	1,153
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	426	1,293
Selling, general, and administrative expenses	193	164	156	171	684	181	139	147	467
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—	—	—	—
Impairment of long-lived assets	3	24	2	116	145	6	396	1	403
Other (income) expense – net	14	14	5	8	41	24	24	59	107

Total costs and expenses	1,472	1,420	1,406	2,650	6,948	1,345	1,780	1,481	4,606

Operating income (loss)	239	410	386	(652)	383	309	(40)	426	695

Equity earnings (losses)	51	93	92	99	335	97	101	104	302
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)	—	—	(112)
Other investing income (loss) – net	1	—	—	1	2	—	1	28	29
Interest incurred	(209)	(215)	(216)	(224)	(864)	(240)	(239)	(236)	(715)
Interest capitalized	17	12	11	13	53	11	8	7	26
Other income (expense) – net	16	32	22	23	93	15	12	16	43

Income (loss) before income taxes	115	332	(166)	(1,638)	(1,357)	80	(157)	345	268
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(6)	(85)

Net income (loss)	112	332	(167)	(1,635)	(1,358)	79	(77)	351	353
Less: Net income attributable to noncontrolling interests	23	32	27	9	91	29	13	25	67

Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50	$(90)	$326	$286

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50	$(90)	$326	$286
Allocation of net income (loss) to general partner	195	216	1	(28)	384	202	207	72	481
Allocation of net income (loss) to Class B units (1)	(2)	1	(5)	(39)	(46)	(4)	(8)	7	(6)
Allocation of net income (loss) to Class D units	68	—	—	—	68	—	—	—	—

Allocation of net income (loss) to common units (1)	$(172)	$83	$(190)	$(1,577)	$(1,855)	$(148)	$(289)	$247	$(189)

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$(.34)	$.14	$(0.32)	$(2.68)	$(3.27)	$(.25)	$(.49)	$.42	$(.32)
Weighted average number of common units outstanding (thousands)	507,001	587,088	586,722	587,581	567,275	588,562	588,607	591,567	589,498
Cash distributions per common unit	$.85	$.85	$.85	$.85	$3.40	$.85	$.85	$.85	$2.55

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Central

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$242	$247	$256	$486	1,231	$240	$243	$240	$723
Other fee revenues	10	18	14	14	56	15	15	15	$45

	252	265	270	500	1,287	255	258	255	768
Intrasegment eliminations	—	—	—	—	—	—	—	—	—

Total revenues	252	265	270	500	1,287	255	258	255	768
Segment costs and expenses:
Other segment costs and expenses (1)	127	112	116	117	472	108	88	91	287
Impairment of long-lived assets	—	3	—	8	11	(1)	48	1	48
Intrasegment eliminations	—	—	—	—	—	—	—	—	—

Total segment costs and expenses	127	115	116	125	483	107	136	92	335
Proportional Modified EBITDA of equity-method investments	8	10	9	9	36	9	12	13	34

Modified EBITDA	133	160	163	384	840	157	134	176	467
Adjustments	85	72	67	(165)	59	69	112	70	251

Adjusted EBITDA	$218	$232	$230	$219	$899	$226	$246	$246	$718

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	2.60	2.71	2.63	2.44	2.59	2.43	2.50	2.55	2.49

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$185	$183	$170	$183	$721	$186	$182	$180	$548
Other fee revenues	11	33	25	20	89	26	29	29	84
Product sales:
NGL sales from gas processing	2	3	3	3	11	4	3	3	10
Marketing sales	36	32	23	25	116	20	30	40	90

	234	251	221	231	937	236	244	252	732
Intrasegment eliminations	—	—	—	—	—	(1)	(3)	(2)	(6)

Total revenues	234	251	221	231	937	235	241	250	726
Segment costs and expenses:
NGL cost of goods sold	1	1	—	2	4	1	2	1	4
Marketing cost of goods sold	36	32	25	24	117	20	32	41	93
Other segment costs and expenses (1)	85	108	86	101	380	94	86	90	270
Impairment of long-lived assets	3	21	2	6	32	4	4	—	8
Intrasegment eliminations	—	—	—	—	—	(1)	(3)	(1)	(5)

Total segment costs and expenses	125	162	113	133	533	118	121	131	370

Proportional Modified EBITDA of equity-method investments	76	94	81	98	349	97	96	89	282

Modified EBITDA	185	183	189	196	753	214	216	208	638
Adjustments	11	22	19	13	65	5	—	6	11

Adjusted EBITDA	$196	$205	$208	$209	$818	$219	$216	$214	$649

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	3.30	3.06	2.87	3.19	3.10	3.34	3.15	3.16	3.22
Gathering volumes (Bcf per day) – Non-consolidated (3)	3.00	3.05	3.10	3.06	3.05	3.21	3.16	3.08	3.15
Plant inlet natural gas volumes (Bcf per day) (2)	0.31	0.38	0.38	0.28	0.34	0.31	0.31	0.34	0.32
Ethane equity sales (million gallons)	4	11	16	23	54	23	16	10	49
Non-ethane equity sales (million gallons)	2	3	4	4	13	5	6	4	15

NGL equity sales (million gallons)	6	14	20	27	67	28	22	14	64
Ethane production (million gallons)	4	43	52	50	149	55	69	84	208
Non-ethane production (million gallons)	45	56	61	41	203	41	46	61	148

NGL production (million gallons)	49	99	113	91	352	96	115	145	356

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing) and UEOM (processing only), which we do not operate, are not included.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$95	$106	$102	$94	$397	$82	$67	$120	$269
Regulated transportation revenue	308	312	328	337	1,285	349	331	339	1,019
Other fee revenues	29	29	29	32	119	14	32	31	77
Product sales:
NGL sales from gas processing	11	7	11	10	39	8	11	25	44
Marketing sales	87	80	63	64	294	45	75	78	198
Other sales	—	1	—	—	1	—	—	3	3
Tracked revenues	49	56	63	42	210	38	39	51	128

	579	591	596	579	2,345	536	555	647	1,738
Intrasegment eliminations	—	—	(1)	—	(1)	(1)	(2)	(2)	(5)

Total revenues	579	591	595	579	2,344	535	553	645	1,733

Segment costs and expenses:
NGL cost of goods sold	4	2	3	3	12	3	4	15	22
Marketing cost of goods sold	87	80	63	63	293	45	74	77	196
Other cost of goods sold	—	—	—	—	—	—	—	2	2
Impairment of long-lived assets	—	—	—	5	5	1	—	—	1
Other segment costs and expenses (1)	142	131	131	155	559	139	149	161	449
Tracked costs	49	56	63	42	210	38	39	51	128
Intrasegment eliminations	—	—	(1)	—	(1)	(1)	(2)	(2)	(5)

Total segment costs and expenses	282	269	259	268	1,078	225	264	304	793

Proportional Modified EBITDA of equity-method investments	38	67	78	74	257	66	68	75	209

Modified EBITDA	335	389	414	385	1,523	376	357	416	1,149
Adjustments	—	—	—	5	5	23	8	11	42

Adjusted EBITDA	$335	$389	$414	$390	$1,528	$399	$365	$427	$1,191

Statistics for Operated Assets

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (2)	0.32	0.36	0.35	0.31	0.34	0.30	0.30	0.52	0.37
Gathering volumes (Bcf per day)—Non-consolidated (3)	0.34	0.62	0.63	0.59	0.55	0.53	0.54	0.60	0.55
Plant inlet natural gas volumes (Bcf per day)—Consolidated (2)	0.69	0.60	0.67	0.68	0.66	0.64	0.60	0.84	0.69
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (3)	0.36	0.62	0.63	0.60	0.55	0.56	0.54	0.60	0.57

Consolidated (2)
Ethane margin ($/gallon)	$.04	$(.07)	$.04	$.02	$.03	$.03	$.05	$(.03)	$.01
Non-ethane margin ($/gallon)	$.43	$.49	$.42	$.42	$.43	$.30	$.38	$.26	$.29
NGL margin ($/gallon)	$.26	$.41	$.32	$.26	$.30	$.21	$.18	$.16	$.18

Ethane equity sales (million gallons)	11	2	7	10	30	8	22	21	51
Non-ethane equity sales (million gallons)	15	12	17	16	60	16	15	41	72

NGL equity sales (million gallons)	26	14	24	26	90	24	37	62	123

Ethane production (million gallons)	38	33	36	46	153	48	66	61	175
Non-ethane production (million gallons)	94	87	93	86	360	76	76	120	272

NGL production (million gallons)	132	120	129	132	513	124	142	181	447

Non-consolidated (3)
NGL equity sales (million gallons)	17	22	21	20	80	20	19	20	59
NGL production (million gallons)	62	79	81	72	294	65	74	82	221

Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,005.1	784.9	803.6	779.3	3,372.9	927.2	815.9	878.1	2,621.2
Avg. daily transportation volumes (Tbtu)	11.2	8.6	8.7	8.5	9.2	10.2	9.0	9.5	9.6
Avg. daily firm reserved capacity (Tbtu)	10.5	11.0	11.5	11.8	11.2	12.0	11.5	11.6	11.7

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments.

Williams Partners L.P.

West

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$138	$138	$147	$561	$136	$137	$134	$407
Regulated transportation revenue	116	112	115	117	460	118	111	114	343
Other fee revenues	8	7	10	7	32	9	8	9	26
Product sales:
NGL sales from gas processing	48	49	43	47	187	38	54	53	145
Marketing sales	10	15	15	13	53	11	21	15	47
Other sales	6	4	4	3	17	3	3	2	8
Tracked revenues	—	1	—	1	2	—	1	—	1

	326	326	325	335	1,312	315	335	327	977
Intrasegment eliminations	—	—	—	—	—	—	(2)	(1)	(3)

Total revenues	326	326	325	335	1,312	315	333	326	974

Segment costs and expenses:
NGL cost of goods sold	23	20	20	19	82	18	21	26	65
Marketing cost of goods sold	10	15	15	13	53	11	21	14	46
Other cost of goods sold	3	2	3	2	10	2	1	1	4
Other segment costs and expenses (1)	129	138	118	126	511	127	132	120	379
Impairment of long-lived assets	—	—	—	97	97	2	1	—	3
Tracked costs	—	1	—	1	2	—	1	—	1
Intrasegment eliminations	—	—	—	—	—	—	(2)	(1)	(3)

Total segment costs and expenses	165	176	156	258	755	160	175	160	495

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—	—

Modified EBITDA	161	150	169	77	557	155	158	166	479
Adjustments	1	—	(8)	98	91	4	—	—	4

Adjusted EBITDA	$162	$150	$161	$175	$648	$159	$158	$166	$483

Statistics for Operated Assets

Gathering and Processing
Gathering volumes (Bcf per day)	2.35	2.31	2.31	2.26	2.31	2.18	2.19	2.19	2.18
Plant inlet natural gas volumes (Bcf per day)	2.58	2.55	2.49	2.47	2.52	2.51	2.51	2.47	2.49

Ethane equity sales (million gallons)	2	4	4	2	12	16	59	23	98
Non-ethane equity sales (million gallons)	74	76	75	78	303	76	83	87	246

NGL equity sales (million gallons)	76	80	79	80	315	92	142	110	344

Ethane margin ($/gallon)	$.39	$.14	$.28	$.40	$.27	$.03	$.00	$.00	$.01
Non-ethane margin ($/gallon)	$.34	$.37	$.29	$.35	$.34	$.26	$.39	$.31	$.32
NGL margin ($/gallon)	$.34	$.35	$.29	$.35	$.33	$.22	$.23	$.24	$.23

Ethane production (million gallons)	33	40	37	30	140	47	94	38	179
Non-ethane production (million gallons)	239	248	255	253	995	245	252	246	743

NGL production (million gallons)	272	288	292	283	1,135	292	346	284	922

Northwest Pipeline LLC
Throughput (Tbtu)	202.7	183.0	177.9	199.2	762.8	205.6	168.0	161.9	535.5
Avg. daily transportation volumes (Tbtu)	2.3	2.0	1.9	2.2	2.1	2.3	1.8	1.8	2.0
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$10	$11	$11	$39	$11	$12	$12	$35
Other fee-based revenues	41	42	47	46	176	47	60	54	161
Product sales:
NGL sales from gas processing	28	18	19	20	85	17	3	16	36
Olefin sales	71	162	174	148	555	136	151	202	489
Marketing sales	378	372	337	341	1,428	285	348	427	1,060
Other sales	4	4	1	4	13	2	3	4	9

	529	608	589	570	2,296	498	577	715	1,790
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)	(50)	(82)	(186)

Total revenues	475	547	529	509	2,060	444	527	633	1,604

Segment costs and expenses:
NGL cost of goods sold	19	16	14	15	64	12	2	10	24
Olefins cost of goods sold	62	101	89	77	329	65	77	84	226
Marketing cost of goods sold	381	376	340	340	1,437	287	354	423	1,064
Other cost of goods sold	6	4	2	5	17	4	2	5	11
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—	—	—	—
Impairment of long-lived assets	—	—	—	—	—	—	343	—	343
Other segment costs and expenses (1)	66	88	71	71	296	94	75	106	275
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)	(50)	(82)	(186)

Total segment costs and expenses	480	398	456	447	1,781	408	803	546	1,757

Proportional Modified EBITDA of equity-method investments	11	9	12	10	42	17	15	17	49

Modified EBITDA	6	158	85	72	321	53	(261)	104	(104)
Adjustments	1	(125)	—	—	(124)	4	341	32	377

Adjusted EBITDA	$7	$33	$85	$72	$197	$57	$80	$136	$273

Statistics for Operated Assets

Ethane equity sales (million gallons)	36	33	40	34	143	38	5	32	75
Non-ethane equity sales (million gallons)	39	32	29	41	141	37	5	24	66

NGL equity sales (million gallons)	75	65	69	75	284	75	10	56	141
Ethane production (million gallons)	36	33	40	35	144	38	5	32	75
Non-ethane production (million gallons)	31	27	34	29	121	33	7	30	70

NGL production (million gallons)	67	60	74	64	265	71	12	62	145

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423	391	419	1,233
Geismar ethylene margin ($/lb) (2)	$—	$.21	$.16	$.11	$.15	$.13	$.15	$.21	$.16
Canadian propylene sales volumes (millions lbs)	39	38	44	40	161	33	8	46	87
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7	2	6	15

Overland Pass Pipeline Company LLC (equity investment) – 100%
NGL Transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814	18,410	18,535	53,759

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Central	$69	$75	$66	$42	$252	$38	$16	$22	$76
Northeast G&P	179	148	136	116	579	65	53	45	163
Atlantic-Gulf	361	384	383	376	1,504	294	404	375	1,073
West	50	52	47	56	205	20	15	38	73
NGL & Petchem Services	75	55	59	63	252	46	28	13	87
Other	1	1	1	—	3	—	2	(2)	—

Total*	$735	$715	$692	$653	$2,795	$463	$518	$491	$1,472

Purchases of businesses (net of cash acquired):
Central	$—	$112	$—	$—	$112	$—	$—	$—	$—

Total	$—	$112	$—	$—	$112	$—	$—	$—	$—

Purchases of investments:
Central	$1	$10	$16	$31	$58	$39	$19	$26	$84
Northeast G&P	59	388	13	30	490	20	37	95	152
Atlantic-Gulf	20	—	15	—	35	—	—	—	—
NGL & Petchem Services	3	2	1	5	11	4	3	2	9

Total	$83	$400	$45	$66	$594	$63	$59	$123	$245

Summary:
Central	$70	$197	$82	$73	$422	$77	$35	$48	$160
Northeast G&P	238	536	149	146	1,069	85	90	140	315
Atlantic-Gulf	381	384	398	376	1,539	294	404	375	1,073
West	50	52	47	56	205	20	15	38	73
NGL & Petchem Services	78	57	60	68	263	50	31	15	96
Other	1	1	1	—	3	—	2	(2)	—

Total	$818	$1,227	$737	$719	$3,501	$526	$577	$614	$1,717

Capital expenditures incurred, purchases of businesses (net of cash acquired), and purchases of investments:
Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498	$485	$446	$1,429
Purchases of businesses (net of cash acquired)	—	112	—	—	112	—	—	—	—
Purchases of investments	83	400	45	66	594	63	59	123	245

Total	$728	$1,243	$718	$666	$3,355	$561	$544	$569	$1,674

*Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498	$485	$446	$1,429
Changes in related accounts payable and accrued liabilities	90	(16)	19	53	146	(35)	33	45	43

Capital expenditures	$735	$715	$692	$653	$2,795	$463	$518	$491	$1,472

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

(Dollars in billions)		2016 Guidance
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)		$0.9
Provision (benefit) for income taxes		(0.1)
Interest expense		0.9
Equity (earnings) losses		(0.4)
Impairment of equity-method investments		0.1
Proportional Modified EBITDA of equity-method investments		0.7
Depreciation and amortization expenses and accretion for asset retirement obligations		1.8

Modified EBITDA		3.9

Adjustments:
Severance and related costs	$0.025
Potential rate refunds associated with rate case litigation	0.015
Merger and transition related expenses	0.005
Constitution Pipeline project development costs	0.008
Impairment of certain assets	0.389

Total EBITDA adjustments		0.4

Adjusted EBITDA		4.3
Maintenance capital expenditures (1)		(0.4)
Interest expense (cash portion) (2)		(1.0)
Income attributable to noncontrolling interests, cash taxes and other		(0.1)

Distributable cash flow attributable to Partnership Operations		$2.8

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity-method investments.

(2)	Includes proportionate share of interest expense of equity-method investments.